Exhibit 23.2	CONSENT OF PREDECESSOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-576) of The Hanover Insurance Group, Inc. of our report dated June 26, 2008 relating to the financial statements of The Hanover Insurance Group Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2009